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                                   EXHIBIT 23
                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
S.Y. Bancorp, Inc.:

    We consent to incorporation by reference in Registration Statement Nos. 33-96740, 33-96742 and 33-25885 on Form S-8 and 33-96744 on Form S-3 of S.Y.
Bancorp, Inc. of our report dated January 23, 1998, relating to the consolidated balance sheets of S.Y. Bancorp, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the 1997 annual report on Form 10-K of S.Y. Bancorp, Inc.

                                                       [SIGNATURE]

Louisville, Kentucky
March 18, 1998